Exhibit 10.1

October 8, 2024

Contract Extension

This CONTRACT EXTENSION AGREEMENT (“Extension”) is dated as of October 8, 2024 (the “Effective Date”), by and between:

Kyle McClure

AND

Innovex International

Collectively known as the “Parties”.

WHEREAS the Parties entered into a Contractor on September 9, 2024 (the “Original Contract”).

WHEREAS the Parties hereby agree to extend the term of the Original Contract in accordance with the terms of the Original Contract as well as the terms provided herein.

In consideration of the mutual covenants contained herein, each of Mr. McClure and Innovex International mutually covenant and agree as follows:

– The Original Contract, which is attached hereto as a part of this Extension, will end on October 8, 2024.

– The parties agree to extend the Original Contract for an additional period, which will begin immediately upon the expiration of the original time period and will end on November 8, 2024.

– This Extension binds and benefits both Parties and any successors or assigns. This document, including the attached Original Contract, is the entire agreement between the Parties.

All other terms and conditions of the Original Contract remain unchanged.

By:	/s/ Kyle McClure	Date: 10/9/2024
Kyle McClure

By:	/s/ Dawn Harrington	Date: 10/9/2024
Dawn Harrington